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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): December 31, 1997 (Final)



                             COMPTRONIX CORPORATION
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             (Exact name of registrant as specified in its charter)


                  Delaware                                       0-17743                         63-0860282
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(State or other jurisdiction of incorporation)           (Commission File Number)             (I.R.S. Employer
                                                                                             Identification No.)
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                  N/A                                               N/A
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(Address of principal executive offices)                        (Zip Code)



             Registrant's telephone number, including area code: N/A




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          (Former name or former address, if changed since last report)




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Item 3.  Bankruptcy and Receivership and Item 5.  Other Events.
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         As previously reported, the Registrant filed a petition for reorganization relief under Chapter 11 of the Bankruptcy Code in the United
States Bankruptcy Court for the Middle District of Tennessee (Case No.
396-06840) on August 8, 1996. On November 1, 1996, the Registrant consummated the sale of substantially all of its assets to Sanmina Corporation pursuant to the terms of an Asset Purchase Agreement which was approved by the Bankruptcy
Court pursuant to Section 363 of the Bankruptcy Code. Proceeds from the sale were used to repay the Registrant's secured indebtedness and the balance remaining after repaying all secured indebtedness is being distributed to the
Registrant's administrative and priority claimants and unsecured creditors pursuant to the Registrant's joint plan of liquidation which was approved by the
Bankruptcy Court on June 4, 1997. The plan, a copy of which was previously filed, provides for the distribution of the Registrant's remaining assets.
Holders of the Registrant's Common Stock and Series A Convertible Preferred
Stock received no distributions pursuant to the joint plan of liquidation. The
Registrant's unsecured creditors, including holders of the Registrant's
Convertible Subordinated Debentures, received an initial distribution of approximately five cents on the dollar for their claims. It is expected that the
Registrant's unsecured creditors, including holders of the Registrant's
Convertible Subordinated Debentures, will receive an additional distribution of approximately five cents on the dollar for their claims around April of 1998 after the committee representing unsecured creditors has resolved outstanding claims. Questions relating to the payment of claims can be directed to the claims administrator as follows:

         Gary Murphy
         Arthur Andersen LLP
         Suite 2200
         225 Peachtree Street
         Atlanta, GA 30303.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           COMPTRONIX CORPORATION



Date: December 31, 1997                    By: /s/ E. Townes Duncan
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                                                   E. Townes Duncan